CARMAX REPORTS THIRD QUARTER RESULTS

Richmond, Va., December 21, 2018 – CarMax, Inc. (NYSE:KMX) today reported results for the third quarter ended November 30, 2018. Year-over-year highlights include:

▪	Net sales and operating revenues increased 4.6% to $4.30 billion.

▪	Used unit sales in comparable stores declined 1.2%.

▪	Total used unit sales rose 2.3%.

▪	Total wholesale unit sales increased 10.0%.

▪	CarMax Auto Finance (CAF) income increased 6.7% to $109.7 million.

▪	Net earnings increased 27.9% to $190.3 million and net earnings per diluted share increased 34.6% to $1.09.

*
Net earnings for the three months ended November 30, 2018 benefited from a decrease in the effective tax rate to 23.2% from 33.9% in the prior year’s third quarter, primarily reflecting the effect of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”).

Third Quarter Business Performance Review
“We are pleased to report solid growth in both pretax earnings and earnings per share, despite having soft comparable store used unit sales this quarter,” said Bill Nash, president and chief executive officer. “This is a testament to the strength of our diversified business model. We are also excited to introduce our omni-channel experience in Atlanta, where consumers can now customize their car buying experience, whether they want to buy a car completely from home, in-store or, most importantly, through a seamlessly integrated combination of online and in-store experiences.”

Sales. Total used vehicle unit sales increased 2.3%, while comparable store used unit sales declined 1.2% versus the prior year’s third quarter. The comparable store sales performance primarily reflected lower store traffic, partially offset by improved conversion. In the prior year’s third quarter, our six Houston-area stores drove comparable store used unit sales growth in the wake of Hurricane Harvey; excluding these stores from the calculation, our current quarter comparable store used unit sales would have grown by 2.3%.

Total wholesale vehicle unit sales increased 10.0% compared with the third quarter of fiscal 2018, largely driven by the growth in our store base and a higher appraisal buy rate.

Other sales and revenues increased 12.1% compared with the third quarter of fiscal 2018. Extended protection plan (EPP) net revenues rose 11.1%, primarily reflecting cost decreases from plan providers. Net third-party finance fees improved $4.4 million, reflecting shifts in our sales mix by finance channel, including an increase in our Tier 2 and a decrease in our Tier 3 sales.

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Gross Profit. Total gross profit increased 5.6% versus last year’s third quarter, to $569.2 million. Used vehicle gross profit rose 1.5%, reflecting the 2.3% increase in total used unit sales. Used vehicle gross profit per unit remained relatively stable at $2,133 compared with $2,148 in the prior year period. Wholesale vehicle gross profit increased 11.9% versus the prior year’s quarter, driven by the 10.0% increase in wholesale unit sales. Wholesale vehicle gross profit per unit was also largely consistent at $949 compared with $933 in last year’s third quarter. Other gross profit increased 16.4%, largely reflecting the improvements in EPP revenues and net third-party finance fees.

SG&A. Compared with the third quarter of fiscal 2018, SG&A expenses increased 2.5% to $409.5 million. Factors contributing to the year-over-year change included continued spending to advance our technology platforms and support our core and omni-channel strategic initiatives, and the 11% increase in our store base since the beginning of last year’s third quarter (representing the addition of 19 stores). These increases were partially offset by a $7.0 million decrease in stock-based compensation expense. SG&A per used unit was $2,361 in the current quarter, up $5 year-over-year. The decrease in stock-based compensation expense reduced SG&A per used unit by $42.

CarMax Auto Finance.(1) Compared with last year’s third quarter, CAF income increased 6.7% to $109.7 million. The increase reflected the net effects of an 8.4% increase in average managed receivables and a slightly lower total interest margin percentage. The total interest margin percentage, which represents the spread between interest and fees charged to consumers and our funding costs, was 5.6% of average managed receivables compared with 5.7% in last year’s third quarter. The provision for loan losses increased to $40.8 million from $37.5 million in the prior year quarter. The allowance for loan losses as a percentage of ending managed receivables remained stable at 1.12% as of November 30, 2018, compared with 1.11% as of November 30, 2017, and 1.13% as of August 31, 2018.

Interest Expense. Interest expense rose to $18.8 million from $17.4 million in the prior year’s third quarter, primarily reflecting higher interest rates in fiscal 2019.

Income Taxes. The effective tax rate fell to 23.2% in the third quarter of fiscal 2019 from 33.9% in the prior year’s third quarter, largely due to the reduction in the federal statutory tax rate following the enactment of the 2017 Tax Act.

Store Openings. During the third quarter of fiscal 2019, we opened four stores, all in new television markets (Wilmington, North Carolina; Lafayette, Louisiana; Corpus Christi, Texas; and Shreveport, Louisiana).

Share Repurchase Activity. During the third quarter of fiscal 2019, we repurchased 3.7 million shares of common stock for $254.3 million pursuant to our share repurchase program. Also during the third quarter, the Board of Directors approved a $2.0 billion expansion of this program, with no expiration date. As of November 30, 2018, we had $2.38 billion remaining available for repurchase under the outstanding authorizations.

(1)	Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information
Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2018	2017	Change	2018	2017	Change
Used vehicle sales	$3,547.9	$3,425.5	3.6%	$11,544.3	$10,963.1	5.3%
Wholesale vehicle sales	603.6	552.8	9.2%	1,849.2	1,653.9	11.8%
Other sales and revenues:
Extended protection plan revenues	85.6	77.1	11.1%	284.2	254.5	11.7%
Third-party finance fees, net	(8.4)	(12.8)	34.7%	(32.5)	(35.8)	9.2%
Other	67.2	64.4	4.1%	209.2	200.3	4.5%
Total other sales and revenues	144.4	128.7	12.1%	460.9	419.0	10.0%
Total net sales and operating revenues	$4,295.9	$4,107.0	4.6%	$13,854.5	$13,036.0	6.3%

Unit Sales

	Three Months Ended November 30			Nine Months Ended November 30
	2018	2017	Change	2018	2017	Change
Used vehicles	173,476	169,648	2.3%	568,754	550,940	3.2%
Wholesale vehicles	110,403	100,332	10.0%	344,604	309,283	11.4%

Average Selling Prices

	Three Months Ended November 30			Nine Months Ended November 30
	2018	2017	Change	2018	2017	Change
Used vehicles	$20,273	$20,008	1.3%	$20,109	$19,705	2.1%
Wholesale vehicles	$5,214	$5,268	(1.0)%	$5,120	$5,110	0.2%

Vehicle Sales Changes

	Three Months Ended November 30		Nine Months Ended November 30
	2018	2017	2018	2017
Used vehicle units	2.3%	8.2%	3.2%	11.2%
Used vehicle revenues	3.6%	10.8%	5.3%	11.6%

Wholesale vehicle units	10.0%	9.1%	11.4%	2.9%
Wholesale vehicle revenues	9.2%	13.2%	11.8%	2.3%

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Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended November 30		Nine Months Ended November 30
	2018	2017	2018	2017
Used vehicle units	(1.2)%	2.7%	(0.5)%	5.5%
Used vehicle revenues	0.1%	5.3%	1.5%	5.8%

(1)
Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Used Vehicle Financing Penetration by Channel (Before the Impact of 3-day Payoffs) (1)

	Three Months Ended November 30		Nine Months Ended November 30
	2018	2017	2018	2017
CAF (2)	49.1%	49.2%	48.9%	48.5%
Tier 2 (3)	18.3%	15.4%	17.4%	16.9%
Tier 3 (4)	9.3%	10.8%	9.7%	10.1%
Other (5)	23.3%	24.6%	24.0%	24.5%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Calculated as used vehicle units financed for respective channel as a percentage of total used units sold.

(2)	Includes CAF's Tier 3 loan originations, which represent less than 1% of total used units sold.

(3)	Third-party finance providers who generally pay us a fee or to whom no fee is paid.

(4)	Third-party finance providers to whom we pay a fee.

(5)	Represents customers arranging their own financing and customers that do not require financing.

Selected Operating Ratios

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2018	% (1)	2017	% (1)	2018	% (1)	2017	% (1)
Net sales and operating revenues	$4,295.9	100.0	$4,107.0	100.0	$13,854.5	100.0	$13,036.0	100.0
Gross profit	$569.2	13.3	$539.2	13.1	$1,881.2	13.6	$1,792.1	13.7
CarMax Auto Finance income	$109.7	2.6	$102.8	2.5	$335.0	2.4	$320.1	2.5
Selling, general, and administrative expenses	$409.5	9.5	$399.7	9.7	$1,301.3	9.4	$1,208.2	9.3
Interest expense	$18.8	0.4	$17.4	0.4	$54.8	0.4	$51.1	0.4
Earnings before income taxes	$247.8	5.8	$225.2	5.5	$857.0	6.2	$853.5	6.5
Net earnings	$190.3	4.4	$148.8	3.6	$649.9	4.7	$542.0	4.2

(1)	Calculated as a percentage of net sales and operating revenues.

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Gross Profit

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2018	2017	Change	2018	2017	Change
Used vehicle gross profit	$370.0	$364.3	1.5%	$1,238.4	$1,201.4	3.1%
Wholesale vehicle gross profit	104.7	93.6	11.9%	330.5	298.5	10.7%
Other gross profit	94.5	81.3	16.4%	312.3	292.2	6.9%
Total	$569.2	$539.2	5.6%	$1,881.2	$1,792.1	5.0%

Gross Profit per Unit

	Three Months Ended November 30				Nine Months Ended November 30
	2018		2017		2018		2017
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,133	10.4	$2,148	10.6	$2,177	10.7	$2,181	11.0
Wholesale vehicle gross profit	$949	17.4	$933	16.9	$959	17.9	$965	18.1
Other gross profit	$545	65.5	$479	63.1	$549	67.8	$530	69.7
Total gross profit	$3,281	13.3	$3,178	13.1	$3,308	13.6	$3,253	13.7

(1)	Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total used units sold.

(2)	Calculated as a percentage of its respective sales or revenue.

SG&A Expenses

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2018	2017	Change	2018	2017	Change
Compensation and benefits (1)	$204.5	$209.8	(2.5)%	$684.8	$650.4	5.3%
Store occupancy costs	90.3	86.0	5.0%	268.9	250.9	7.2%
Advertising expense	37.4	36.5	2.2%	122.5	114.3	7.2%
Other overhead costs (2)	77.3	67.4	14.8%	225.1	192.6	16.8%
Total SG&A expenses	$409.5	$399.7	2.5%	$1,301.3	$1,208.2	7.7%
SG&A per used unit	$2,361	$2,356	$5	$2,288	$2,193	$95

(1)	Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)	Includes IT expenses, preopening and relocation costs, insurance, non-CAF bad debt, travel, charitable contributions and other administrative expenses.

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Components of CAF Income and Other CAF Information

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2018	% (1)	2017	% (1)	2018	% (1)	2017	% (1)
Interest margin:
Interest and fee income	$247.8	8.0	$217.1	7.6	$722.3	8.0	$637.4	7.7
Interest expense	(75.3)	(2.4)	(55.4)	(2.0)	(208.2)	(2.3)	(156.6)	(1.9)
Total interest margin	172.5	5.6	161.7	5.7	514.1	5.7	480.8	5.8
Provision for loan losses	(40.8)	(1.3)	(37.5)	(1.3)	(111.7)	(1.2)	(99.0)	(1.2)
Total interest margin after
provision for loan losses	131.7	4.3	124.2	4.4	402.4	4.5	381.8	4.6

Total other expense	(0.1)	—	—	—	(0.4)	—	—	—

Total direct expenses	(21.9)	(0.7)	(21.4)	(0.8)	(67.0)	(0.7)	(61.7)	(0.7)
CarMax Auto Finance income	$109.7	3.6	$102.8	3.6	$335.0	3.7	$320.1	3.9

Total average managed receivables	$12,321.0		$11,365.6		$12,054.6		$11,102.4
Net loans originated	$1,503.7		$1,454.5		$4,847.6		$4,542.8
Net penetration rate	44.1%		44.2%		43.6%		43.1%
Weighted average contract rate	8.5%		7.7%		8.5%		7.7%

Ending allowance for loan losses	$138.3		$127.7		$138.3		$127.7

Warehouse facility information:
Ending funded receivables	$1,993.0		$1,882.0		$1,993.0		$1,882.0
Ending unused capacity	$1,257.0		$1,058.0		$1,257.0		$1,058.0

(1)	Annualized percentage of total average managed receivables.

Earnings Highlights

	Three Months Ended November 30			Nine Months Ended November 30
(In millions except per share data)	2018	2017	Change	2018	2017	Change
Net earnings	$190.3	$148.8	27.9%	$649.9	$542.0	19.9%
Diluted weighted average shares outstanding	175.3	184.0	(4.7)%	177.7	185.2	(4.1)%
Net earnings per diluted share	$1.09	$0.81	34.6%	$3.66	$2.93	24.9%

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Planned Store Openings

We currently plan to open the following stores within 12 months from November 30, 2018. During this period, we will be entering eight new television markets and expanding our presence in seven existing television markets. Of the 15 stores we plan to open during the 12 months ending November 30, 2019, 6 will be in Metropolitan Statistical Areas having populations of 600,000 or less, which we define as small markets.

Location	Television Market	Metropolitan Statistical Area	Planned Opening Date
Amherst, New York (1)	Buffalo (2)	Buffalo	Q4 Fiscal 2019
Melbourne, Florida (1)	Orlando/Daytona Beach	Palm Bay/Melbourne	Q4 Fiscal 2019
Montgomery, Alabama	Montgomery/Selma (2)	Montgomery	Q4 Fiscal 2019
Vancouver, Washington	Portland	Portland/Vancouver	Q4 Fiscal 2019
Kenner, Louisiana	New Orleans (2)	New Orleans	Q4 Fiscal 2019
Memphis, Tennessee	Memphis	Memphis	Q1 Fiscal 2020
Killeen, Texas	Waco/Temple (2)	Killeen/Temple	Q1 Fiscal 2020
Pharr, Texas	Harlingen/Brownsville/McAllen (2)	McAllen/Edinburg/Mission	Q1 Fiscal 2020
Pleasant Hill, California	San Francisco/Oakland/San Jose	San Francisco/Oakland	Q2 Fiscal 2020
Lubbock, Texas	Lubbock (2)	Lubbock	Q2 Fiscal 2020
Scottsdale, Arizona	Phoenix	Phoenix/Mesa/Scottsdale	Q2 Fiscal 2020
Denton, Texas	Dallas/Ft Worth	Dallas/Fort Worth/Arlington	Q3 Fiscal 2020
Palm Desert, California	Palm Springs (2)	Riverside/San Bernadino/Ontario	Q3 Fiscal 2020
Gulfport, Mississippi	Biloxi/Gulfport (2)	Gulfport/Biloxi/Pascagoula	Q3 Fiscal 2020
Bogart, Georgia	Atlanta	Athens/Clarke County	Q3 Fiscal 2020

(1)	Store opened in December 2018.

(2)	Represents new television market as of planned store opening date.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, December 21, 2018. Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457). The conference I.D. for both domestic and international callers is 75175333. A live webcast of the call will be available on our investor information home page at investors.carmax.com.

A webcast replay of the call will be available at investors.carmax.com through March 28, 2019. A telephone replay also will be available through December 28, 2018, and may be accessed by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference I.D. for both domestic and international callers is 75175333.

Fourth Quarter Fiscal 2019 Earnings Release Date

We currently plan to release results for the fourth quarter ending February 28, 2019, on Friday, March 29, 2019, before the opening of trading on the New York Stock Exchange. We plan to host a conference call for investors at 9:00 a.m. ET on that date. Information on this conference call will be available on our investor information home page at investors.carmax.com in mid-March 2019.

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About CarMax

CarMax is the nation’s largest retailer of used cars, currently operating 200 stores in 41 states nationwide. CarMax revolutionized the auto industry by delivering the honest, transparent and high-integrity car buying experience customers want and deserve. For more than 25 years, CarMax has made car buying more ethical, fair and stress-free by offering a no-haggle, no-hassle experience and an incredible selection of vehicles. CarMax makes selling your car easy too, by offering no-obligation appraisals good for seven days. At CarMax, we’ll buy your car even if you don’t buy ours®. CarMax has approximately 25,000 associates nationwide and for 14 consecutive years has been named as one of the Fortune 100 Best Companies to Work For®. During the twelve months ended February 28, 2018, the company retailed 721,512 used vehicles and sold 408,509 wholesale vehicles at its in-store auctions. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins, expenses, capital expenditures, debt obligations, tax rates or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Changes in tax law, including the effect of the 2017 Tax Act.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.

•	Significant changes in prices of new and used vehicles.

•	Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loan receivables than anticipated.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

•	Changes in consumer credit availability provided by our third-party finance providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Factors related to the regulatory and legislative environment in which we operate.

•	Factors related to geographic and sales growth, including the inability to effectively manage our growth.

•	The failure of or inability to sufficiently enhance key information systems.

•	The effect of various litigation matters.

•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

•
The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	The performance of the third-party vendors we rely on for key components of our business.

•	Factors related to seasonal fluctuations in our business.

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•	The occurrence of severe weather events.

•	Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

Media:
pr@carmax.com, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Three Months Ended November 30				Nine Months Ended November 30
(In thousands except per share data)	2018	% (1)	2017	% (1)	2018	% (1)	2017	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$3,547,925	82.6	$3,425,540	83.4	$11,544,340	83.3	$10,963,113	84.1
Wholesale vehicle sales	603,584	14.1	552,754	13.5	1,849,225	13.3	1,653,911	12.7
Other sales and revenues	144,362	3.4	128,723	3.1	460,933	3.3	418,967	3.2
NET SALES AND OPERATING REVENUES	4,295,871	100.0	4,107,017	100.0	13,854,498	100.0	13,035,991	100.0
COST OF SALES:
Used vehicle cost of sales	3,177,953	74.0	3,061,193	74.5	10,305,945	74.4	9,761,690	74.9
Wholesale vehicle cost of sales	498,840	11.6	459,153	11.2	1,518,698	11.0	1,355,361	10.4
Other cost of sales	49,841	1.2	47,483	1.2	148,642	1.1	126,809	1.0
TOTAL COST OF SALES	3,726,634	86.7	3,567,829	86.9	11,973,285	86.4	11,243,860	86.3
GROSS PROFIT	569,237	13.3	539,188	13.1	1,881,213	13.6	1,792,131	13.7
CARMAX AUTO FINANCE INCOME	109,725	2.6	102,810	2.5	334,985	2.4	320,109	2.5
Selling, general and administrative expenses	409,520	9.5	399,672	9.7	1,301,308	9.4	1,208,237	9.3
Interest expense	18,814	0.4	17,405	0.4	54,816	0.4	51,079	0.4
Other expense (income)	2,820	0.1	(279)	—	3,097	—	(561)	—
Earnings before income taxes	247,808	5.8	225,200	5.5	856,977	6.2	853,485	6.5
Income tax provision	57,497	1.3	76,360	1.9	207,120	1.5	311,519	2.4
NET EARNINGS	$190,311	4.4	$148,840	3.6	$649,857	4.7	$541,966	4.2
WEIGHTED AVERAGE COMMON SHARES:
Basic	173,816		181,888		176,088		183,324
Diluted	175,321		184,033		177,656		185,201
NET EARNINGS PER SHARE:
Basic	$1.09		$0.82		$3.69		$2.96
Diluted	$1.09		$0.81		$3.66		$2.93

(1)    Percents are calculated as a percentage of net sales and operating revenues and may not total due to rounding.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	November 30	February 28	November 30
(In thousands except share data)	2018	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,049	$44,525	$26,287
Restricted cash from collections on auto loan receivables	426,613	399,442	388,945
Accounts receivable, net	111,156	133,321	95,841
Inventory	2,424,700	2,390,694	2,440,551
Other current assets	59,901	93,462	53,299
TOTAL CURRENT ASSETS	3,057,419	3,061,444	3,004,923
Auto loan receivables, net	12,299,270	11,535,704	11,376,825
Property and equipment, net	2,800,051	2,667,061	2,634,442
Deferred income taxes	57,893	63,256	133,173
Other assets	182,179	158,807	154,051
TOTAL ASSETS	$18,396,812	$17,486,272	$17,303,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$558,324	$529,733	$519,984
Accrued expenses and other current liabilities	280,104	278,771	233,397
Accrued income taxes	1,634	—	—
Short-term debt	436	127	593
Current portion of finance and capital lease obligations	11,092	9,994	9,590
Current portion of non-recourse notes payable	373,283	355,433	348,114
TOTAL CURRENT LIABILITIES	1,224,873	1,174,058	1,111,678
Long-term debt, excluding current portion	992,091	995,479	1,042,874
Finance and capital lease obligations, excluding current portion	504,776	490,369	490,968
Non-recourse notes payable, excluding current portion	11,997,315	11,266,964	11,117,495
Other liabilities	242,644	242,553	239,672
TOTAL LIABILITIES	14,961,699	14,169,423	14,002,687

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized; 171,785,396 and 179,747,894 shares issued and outstanding as of November 30, 2018 and February 28, 2018, respectively	85,893	89,874	90,745
Capital in excess of par value	1,255,966	1,234,047	1,233,062
Accumulated other comprehensive loss	(54,137)	(54,312)	(51,304)
Retained earnings	2,147,391	2,047,240	2,028,224
TOTAL SHAREHOLDERS’ EQUITY	3,435,113	3,316,849	3,300,727
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,396,812	$17,486,272	$17,303,414

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended November 30
(In thousands)	2018	2017 (1)
OPERATING ACTIVITIES:
Net earnings	$649,857	$541,966
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	135,609	133,175
Share-based compensation expense	61,403	52,363
Provision for loan losses	111,703	98,982
Provision for cancellation reserves	54,952	50,850
Deferred income tax provision	909	14,384
Other	4,104	1,223
Net decrease (increase) in:
Accounts receivable, net	22,165	56,547
Inventory	(34,006)	(179,988)
Other current assets	40,952	(5,422)
Auto loan receivables, net	(875,269)	(879,731)
Other assets	(6,734)	(348)
Net increase (decrease) in:
Accounts payable, accrued expenses and other
current liabilities and accrued income taxes	22,236	(9,373)
Other liabilities	(73,251)	(67,750)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	114,630	(193,122)
INVESTING ACTIVITIES:
Capital expenditures	(243,311)	(227,559)
Proceeds from disposal of property and equipment	680	96
Purchases of investments	(5,470)	(6,612)
Sales of investments	1,104	466
NET CASH USED IN INVESTING ACTIVITIES	(246,997)	(233,609)
FINANCING ACTIVITIES:
Increase in short-term debt, net	309	531
Proceeds from issuances of long-term debt	2,758,000	2,996,700
Payments on long-term debt	(2,761,700)	(2,906,700)
Cash paid for debt issuance costs	(12,329)	(11,524)
Payments on finance and capital lease obligations	(7,247)	(6,704)
Issuances of non-recourse notes payable	8,183,502	7,720,963
Payments on non-recourse notes payable	(7,435,128)	(6,976,360)
Repurchase and retirement of common stock	(633,170)	(454,960)
Equity issuances	54,580	66,549
NET CASH PROVIDED BY FINANCING ACTIVITIES	146,817	428,495
Increase in cash, cash equivalents and restricted cash	14,450	1,764
Cash, cash equivalents and restricted cash at beginning of year	554,898	523,865
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$569,348	$525,629

(1)
In connection with our adoption of Financial Accounting Standards Board (“FASB”) ASU 2016-18 during the first quarter of fiscal 2019, restricted cash is now included with cash and cash equivalents in the reconciliation of beginning of year and end of period total amounts above. Prior period amounts have been reclassified to conform to the current period’s presentation.

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